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                                                                    Exhibit 10.8


                          INVESTMENT SERVICES AGREEMENT

         THIS INVESTMENT SERVICES AGREEMENT ("Agreement"), dated and effective as of February 18, 2003, between INFINITY PROPERTY AND CASUALTY CORPORATION, an Ohio corporation ("Company"), and AMERICAN MONEY MANAGEMENT CORPORATION, an Ohio corporation ("American").

         WHEREAS, Company and its subsidiaries seek to obtain advice with respect to the investment of their assets; and

         WHEREAS, American, an indirect wholly-owned subsidiary of American Financial Group, Inc., an Ohio corporation ("AFG"), is willing and able to supply such investment advice pursuant to the terms and conditions set forth below;

         NOW, THEREFORE, for the consideration herein stated, the parties agree as follows:

1.       INVESTMENT SERVICES.

         1.1. American shall furnish investment services to Company and its subsidiaries, which services shall include the following:

                  1.1.1. to counsel and advise Company and its subsidiaries in connection with the formulation of investment programs and strategies designed to accomplish the investment objectives of the Company and its subsidiaries; and

                  1.1.2. to manage the investment of the portfolio of investment assets of the Company and its subsidiaries in accordance with the investment policies, objectives, directions and guidelines established by their Boards of Directors or the Investment Committee, as set forth in Section 1.3 below, and, in connection therewith, to have full discretion and authority, without prior consultation or prior approval, to buy, sell and otherwise trade in bonds and other fixed income securities and take such other actions which American shall deem requisite, appropriate or advisable.

         1.2. Custody and control of the securities and all other assets comprising the investment portfolio of the Company and its subsidiaries shall at all times be subject to the direction and control of the Company and its subsidiaries, acting through their Boards of Directors or an appropriate committee thereof. All purchases and sales of securities shall be in the name of the Company and its subsidiaries and all certificates or other instruments representing their investments shall be held in account at qualified depository institutions or in book form where appropriate. Such securities will be held in accounts segregated from those of American or its affiliates.

         1.3. American agrees that the investment services it furnishes will be in accordance with general investment policies, objectives, directions and guidelines established from time to time by the Board of Directors of the Company and its subsidiaries or an appropriate committee thereof. The investment guidelines of the Company and its subsidiaries will be made available to American. These provisions will change from time to time and Company and its subsidiaries, as soon as possible, will forward such changes to American which shall then comply with any revisions.



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         1.4. Notwithstanding Section 1.1 above, American shall not invest any of such investment funds in securities of AFG or any of its subsidiaries or any affiliate of them, nor shall it invest such funds in any investment opportunity which was previously made available to and declined by AFG or any of its affiliates, without first obtaining the written approval of an officer that the Company shall designate in writing who shall initially be Roger Smith.

         1.5 For providing services hereunder, American shall comply with all applicable laws, rules and regulations, and shall maintain in full force all necessary licenses, approvals and consents.

2.       PURCHASE AND SALE OF SECURITIES.

         American shall place all orders for the purchase and sale of portfolio securities for accounts of the Company and its subsidiaries with brokers or dealers selected by American and shall seek to execute portfolio transactions on terms which are advantageous to Company and its subsidiaries in selecting brokers or dealers to execute transactions. American shall not be obligated to solicit competitive bids or seek the lowest available commission cost. All trades by American of portfolio securities of Company shall be reported to the Company and its subsidiaries by 3:00 p.m. on the first business day following the trade.

3.       INVESTMENT FEES; EXPENSES.

         3.1. Company shall pay to American an annual fee for investment services rendered under this Agreement equal to .17% (seventeen basis points) of assets under management. The amount of assets under management shall be determined by determining the market value as shown on IDSI pricing tape of the portfolio securities; provided, however, in the event that any asset under management is not included on the IDSI pricing tape, the market value of such asset shall be valued as mutually agreed upon by Company and American. The fee shall be computed and paid on a quarterly basis measured as of the end of the preceding calendar quarter. The quarterly portion of each such fee shall be paid within ten (10) days after the end of each calendar quarter or portion thereof in which services are rendered under this Agreement.

         3.2. American shall furnish at its own expense necessary executive and other personnel for providing investment services to Company and its subsidiaries. Company and its subsidiaries shall be responsible for the expenses of (a) brokerage commissions, issue and transfer taxes and other costs in connection with securities transactions to which Company and its subsidiaries are a party, including any portion of such commissions attributable to research and brokerage services, (b) taxes payable by Company and its subsidiaries to federal, state and other governmental agencies, and (c) custodial fees and expenses.

4.       REPORTS AND RECORDS.

         4.1. American shall maintain adequate records relating to the furnishing of investment services under this Agreement, including those with respect to the acquisition and disposition of securities. American shall provide to Company and its subsidiaries such oral or written reports as to its services provided under this Agreement as Company and its subsidiaries shall reasonably require.

         4.2. All records maintained pursuant to this Agreement shall be deemed the property of Company and its subsidiaries and shall be subject to examination by Company and its subsidiaries and by persons authorized by it, or by governmental authorities, at all times upon



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         reasonable notice. Except as expressly authorized in this Agreement or directed by Company in writing, American shall keep confidential such records and other information obtained by reason of this Agreement. Upon termination of this Agreement, American shall promptly return all such records to Company.

5.       NON-EXCLUSIVITY OF SERVICES.

         The services of American to be provided hereunder are not to be deemed exclusive and American shall be free to provide similar services for its own account and the accounts of others, provided that such services do not materially interfere with services to be rendered hereunder.

6.       LIABILITY; INDEMNIFICATION.

         Neither American nor any of its directors, officers or employees or other persons affiliated with American shall have any liability hereunder for any act, omission, misstatement or error in judgment in the course of, or in connection with, providing investment advisory services under this Agreement, or for any losses that may be sustained from such investment advisory services, and Company shall indemnify and hold harmless American and its directors, officers, employees and other affiliated persons from and against any and all liability, claims and damages arising from or in connection with providing such services hereunder; provided, however, that the foregoing shall not relieve American or any of such other persons from liability, or require the Company to provide any indemnity, for gross negligence, willful misfeasance or illegal conduct in providing such services.

7.       TERMINATION; RENEGOTIATION.

         This Agreement shall remain in effect for a period of five (5) years from the date it is effective and thereafter may be terminated by any party hereto at any time upon ninety (90) days written notice to the other party's normal business address. Upon termination of this Agreement, Company shall pay pro rata any investment fees due for any portion of a calendar quarter within ten (10) days following the date of termination.

8.       NOTICES.

         Notices or other writings given or sent under or pursuant to this Agreement shall be in writing and be deemed to have been given or sent if delivered to the party at its address listed below in person or by telex or telecopy or within two (2) days of mailing if mailed postage prepaid to such address. The addresses of the parties are:

                                    Infinity Property and Casualty Corporation
                                    2204 Lakeshore Drive
                                    Birmingham, Alabama  35209
                                    Attention:  Roger Smith

                                    American Money Management Corporation
                                    One East Fourth Street
                                    Cincinnati, Ohio  45202
                                    Attention:  William A. Effler

Each party may change its address by giving notices as herein required.


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9.       SOLE INSTRUMENT.

         This instrument and the investment guidelines referred to in Section
         1.3 constitute the sole and only agreement of the parties hereto relating to the subject matter hereof, and correctly sets forth the rights, duties, and obligations of each party to the other as of its date.

10.      WAIVER OR MODIFICATION.

         No waiver or modification of this Agreement shall be effective unless reduced to a written document signed by the party to be charged.

11.      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflicts of laws and rules of such state.

12.      ASSIGNMENT.

         No party to this Agreement shall have the right to sell, transfer, delegate, or assign this Agreement or any of its rights or duties hereunder to any person, firm or corporation at any time during the term hereof, and any proposed assignee shall acquire no rights nor be able to assume any obligations unless the written consent of the other party to this Agreement is given before such assignment or delegation takes place. However, subject to this paragraph, this Agreement binds and inures to the benefit of its parties, their successors and assigns.

         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of February 18, 2003.

                     INFINITY PROPERTY AND CASUALTY
                     CORPORATION

                     By:  /s/  Samuel J. Simon
                        -------------------------------------------------
                              Name:    Samuel J. Simon
                              Title:   Senior Vice President, General Counsel
                                           and Secretary

                     AMERICAN MONEY MANAGEMENT
                       CORPORATION

                     By:  /s/ James C. Kennedy
                        -------------------------------------------------
                              Name:    James C. Kennedy
                              Title:   Secretary


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